Exhibit 10.1

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COLLABORATION AGREEMENT

BETWEEN

DISCOVERY LABORATORIES, INC.,

AND

BATTELLE MEMORIAL INSTITUTE

REGARDING

DEVELOPMENT OF AEROSURF®

Dated as of October 10, 2014

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TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	IMPLEMENTATION OF THE PROJECT	5

3.	COMPENSATION TO BATTELLE	9

4.	SALES REPORTS, RECORD KEEPING AND AUDITS	12

5.	TERM AND TERMINATION	12

6.	TERMS AND CONDITIONS INCORPORATED BY REFERENCE.	15

7.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES	17

8.	MISCELLANEOUS	19

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COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (the "Agreement") is made and entered into by and between DISCOVERY LABORATORIES, INC., a corporation organized and existing under the laws of the state of Delaware having its principal place of business at 2600 Kelly Road, Suite 100, Warrington, PA 18976 USA ("Discovery Labs”), and BATTELLE MEMORIAL INSTITUTE, through its Corporate Operations, a corporation organized and existing under the laws of the state of Ohio having its principal place of business at 505 King Avenue, Columbus, Ohio 43201-2693, USA ("Battelle”) as of October 10, 2014 (the "Effective Date"). Discovery Labs and Battelle may be referred to herein individually as a "Party" or collectively as "Parties".

RECITALS:

WHEREAS, Discovery Labs is developing AEROSURF® as a therapy for premature infants with respiratory distress syndrome (“RDS”). AEROSURF is an investigational combination drug/device product that combines Discovery Labs’ proprietary technologies: lyophilized synthetic KL4 surfactant for inhalation and its capillary aerosol generator (CAG). By enabling delivery of aerosolized lyophilized KL4 surfactant using less invasive procedures, Discovery Labs believes that AEROSURF will address a serious unmet medical need and enable the treatment of a significantly greater number of premature infants with RDS; and

WHEREAS, over the past two years, Discovery Labs has engaged Battelle to assist in developing the CAG aerosol technology and to manufacture aerosol devices and accompanying disposables that meet the requirements for the AEROSURF phase 2 clinical program. To date, the developmental device and disposables have been deployed in a clinical trial setting in several neonatal intensive care units (NICU’s) in the US. The current developmental device and disposable units are expected to be utilized in a planned phase 2b study; and

WHEREAS, further investment in development of the developmental device and disposable units will be required to continue the AEROSURF clinical program into phase 3 and potential commercialization, and the Parties are interested in collaborating to further develop Discovery Labs’ CAG technology into a product that will meet the requirements for a phase 3 clinical trial and commercialization of AEROSURF (the “Collaboration”);

NOW THEREFORE, IN CONSIDERATION OF THE COVENANTS AND PROMISES CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS WITH THE INTENT TO BE LEGALLY BOUND HEREBY:

1.	DEFINITIONS.

Except as otherwise defined herein, the following terms shall have the meanings described below:

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A.

“AEROSURF” means Discovery Labs’ investigational combination drug/device product that combines Discovery Labs’ proprietary technologies: lyophilized synthetic KL4 surfactant for inhalation and its capillary aerosol generator (CAG).  For the purposes of this Agreement, “AEROSURF” means AEROSURF for the treatment of respiratory distress syndrome (RDS) in premature infants.

B.	“AEROSURF System” means that particular system described in the Product Requirements Document, being developed for use in the treatment of respiratory distress syndrome (RDS) in premature infants.
C.

"Affiliates" means with respect to any Party, any entity who directly or indirectly Controls, or is Controlled by, or is under common Control with such Party.  Affiliates include subsidiaries.  The term Affiliate or Affiliates, as to Battelle, does not include any person or business operation which manages or operates national laboratories, other laboratories of a third party, or facilities for any of the United States of America, foreign governments or entities, or a third party.

D.

“Commercially Reasonable Efforts” means the level of efforts and resources, and the application of the requisite level of skills and experience, commonly used in the medical device industry by a company of similar size and with similar capital resources to the Party with respect to the development and commercialization of a product of similar commercial potential at a similar stage in its development or product life, taking into consideration its safety and efficacy, its cost to develop, manufacture and bring to market, the prevalence of the therapeutic purpose for which it is intended, the competitiveness of alternative devices or systems, the patent and other proprietary position of such device or system, the likelihood of regulatory approval, market size and geographic dispersion, product sales cycle, and its profitability.

E.	"Consumables" means disposable dose packet, including a capillary element and other materials that may be included as part of the AEROSURF System as to be detailed in the PRD.
F.

“Control” means (a) with respect to any item of Confidential Information (as such term is further defined in the CDA), patent, know how or other intellectual property right, the right to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with, or any legal rights of, any third party, or (b) with respect to any specified party, the possession, directly or indirectly, of the power to direct the management or policies of such party, whether through the ownership of voting equity or by contract relating to voting rights or corporate governance, or otherwise.

G.	“Cost Overruns” means any expenses incurred by Battelle that exceed the sum of the Project Plan Fixed Cost and the planned costs set forth in all associated Scope Change Orders.
H.	“Device Development Milestone” means successful completion by Battelle of Stage 3 activities as set forth in the Project Plan.

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I.

“Discovery Labs Fixed Fee” means the fixed fee payable by Discovery Labs to Battelle for Battelle’s performance and completion of Stages 2 and 3 of the Project Plan, which amount may be subject to amendment following completion of Stage 1 Work, as provided in Section 3.B(i).

J.

“Discovery Labs Default Percent” means, at any time, that portion of the Project Plan performed by Battelle up to the date of termination for material breach by Discovery Labs, expressed as a percent equal to the percentage of the aggregate Discovery Labs Fixed Fee invoiced by Battelle to Discovery Labs up to the date of such  termination, plus any amount not yet invoiced by Battelle for the period from the date of the last invoice through the date of such termination [***].

K.

“First Commercial Sale” occurs on the date following Registration of AEROSURF in the Territory on which (i) Discovery Labs, an Affiliate or a sublicensee sells AEROSURF (whether based on the AEROSURF System or any Next Generation System(s)), to a non-Affiliate and (ii) Discovery Labs or an Affiliate records Net Sales or Net License Revenues in accordance with U.S. (or other applicable) generally accepted accounting principles (“GAAP”), consistently applied.

L.

“Net License Revenues” means royalties actually received by Discovery Labs or an Affiliate from third-party licensees or sublicensees on account of commercial sales of AEROSURF (whether based on the AEROSURF System or any Next Generation System(s)), including sales of related AEROSURF Consumables, in the Territory in accordance with terms and conditions of the applicable licensing or sublicensing agreement. For monies received by Discovery Labs or an Affiliate in a currency other than U.S. dollars, the monies shall be converted to U.S. dollars based on a commercially reasonable method in the industry then used by Discovery Labs in the preparation of its audited financial statements, consistently applied.

M.

“Net Sales” means the amount recognized by Discovery Labs or an Affiliate, in accordance with U.S. GAAP (or by an Affiliate in accordance with applicable GAAP), representing the gross amount invoiced by Discovery Labs or an Affiliate as a result of arms-length, commercial transactions in the Territory on account of the sale of AEROSURF (whether based on the AEROSURF System or any Next Generation System(s)), including the sale of related AEROSURF Consumables [***], less all amounts customarily excluded from the calculation of net sales by Discovery Labs or its Affiliate, including by way of example, [***]. For sales denominated in a currency other than U.S. dollars, the sales shall be converted to U.S. dollars based on a commercially reasonable method in the industry then used by Discovery Labs in the preparation of its audited financial statements, consistently applied.

N.

“Next Generation System” means any drug-device combination product or medical device, which (i) essentially and in all material respects utilizes, incorporates, derives from, are made using or based on the AEROSURF System for the treatment of RDS in premature infants developed by Battelle under this Agreement, or (ii) [***].

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O.

“Product Requirements Document” or “PRD” shall mean the detailed device requirements for the AEROSURF System and assumptions and data supplied by Discovery Labs to Battelle, and which is included in the Project Plan.

P.	“Project” means the project as more particularly identified in the Project Plan.
Q.	“Project Managers” refers to the individuals designated by each of Discovery Labs and Battelle from time to time to manage the overall coordination of the Project.
R.

“Project Plan” means the confidential plan attached to this Agreement as Schedule 1, which includes the PRD and identifies appropriate steps contemplated for both Parties and key milestones contemplated to complete development of a device for use in Discovery Labs’ planned phase 3 AEROSURF clinical program and, if AEROSURF is Registered, initial commercialization of AEROSURF, and the related timeline, costs and expenses to complete Stages 1 through 3 of the Project, together.

S.

“Project Plan Fixed Cost” means the fixed investment amount established by the Parties to fund Stages 2 and 3 of the Project Plan, which may be adjusted after completion of Stage 1 Work.  Project Plan Fixed Cost will be used solely to determine the Discovery Labs Fixed Fee, as more particularly set forth in Section 3.B(i).

T.

“Registration” or “Register” means obtaining permissions, authorizations, registrations or approvals from the U.S. Food and Drug Administration (“FDA”), the European Commission (“EU”) or other applicable regulatory authorities, as necessary to manufacture, use, commercialize and/or sell AEROSURF (or other combination drug/device product comprised of a Next Generation System and Discovery Labs’ lyophilized KL4 surfactant for inhalation for the treatment of RDS in premature infants) in the Territory.

U.

“Royalty Cap” means the aggregate maximum royalties to be paid by Discovery Labs to Battelle for performance of its obligations under the Project Plan during the Term of this Agreement.  The amount of the Royalty Cap is set forth in Section 3.D(ii).

V.	“Scope Change” means a change in the scope of the Product Requirements Document, including any assumptions and intentions of the Parties contained therein.
W.	“Scope Change Order” means a written modification to this Project Plan agreed to and signed by both Parties reflecting the terms of a Scope Change.
X.	“Services Agreement” means the Research and Development Services Agreement entered into between the Parties on June 22, 2012, as amended from time to time.
Y.

“Stage 1 Work” means the initial work performed hereunder as agreed by the Parties, which is expected to result in a final, agreed Project Plan and which will be funded according to the terms of Section 3.A of this Agreement.

Z.	“Territory” means all countries worldwide.

Unless otherwise defined, all references in this Agreement to sections and clauses refer to sections and clauses in this Agreement.

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2.	IMPLEMENTATION OF THE PROJECT.

A.	General Scope.

This Agreement is in addition to, and not in substitution of, the Services Agreement, which covered work on aspects of the AEROSURF program.  Any activities that are ongoing under the Services Agreement and any future proposals included under the Services Agreement by amendment shall be performed in accordance with the terms of the Services Agreement.  The activities as defined in the Project Plan of this Agreement are required to further the AEROSURF program and will be performed under the terms of this Agreement.

The general scope of activities under this Agreement will include a three-stage Project Plan which, at a high level, shall consist of an initial stage to define the requirements of the AEROSURF System (Stage 1 Work), Stage 2, which will be devoted to Phase 3 device and disposables development (“Device Development”) and Stage 3, which will complete all testing and verification to be in a position to manufacture AEROSURF System(s) for use in Discovery Labs’ phase 3 clinical program and, if approved, initial commercial supply.  The Parties also may agree from time to time to amend this Agreement to expand the scope or include other projects under this Agreement and will also enter into such other agreements as they deem necessary or appropriate to meet the objectives of this Agreement, including but not limited to a Quality Agreement.  Upon completion of the Project Plan, the Parties intend to negotiate in good faith to enter into an agreement covering the manufacture of AEROSURF Systems, including AEROSURF Consumables, for use in the AEROSURF phase 3 clinical program.  The Parties contemplate that, if AEROSURF is approved, they will negotiate in good faith to enter into a supply agreement providing for initial commercial supply.

B.	Battelle’s Contribution to the Project.

i.	Battelle will use Commercially Reasonable Efforts to:
a.

perform research and development services according to the Project Plan, and to meet the milestones according to the Project Plan and to otherwise perform its obligations pursuant to the Project Plan and under this Agreement. Battelle further agrees to exercise Commercially Reasonable Efforts to meet objectives and comply with directions and guidance with respect to the Project Plan, the PRD, and any Scope Change Order, that may be established from time to time by the Steering Committee or Discovery Labs, as appropriate, and to promptly and thoroughly inform the Steering Committee of the status of development efforts under this Agreement and the Project Plan; and

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b.

contribute, in accordance with the terms of this Agreement, its labor costs and expenses necessary to complete the work under the Project Plan, in exchange for the payments and other compensation provided by Discovery Labs in accordance with Section 3 herein.

C.	Discovery Lab's Contribution to the Project.

i.	Discovery Labs will use Commercially Reasonable Efforts to:
a.	perform its obligations set forth in the Project Plan;
b.	adhere to all provisions of this Agreement; and
c.

if Discovery Labs’ clinical program achieves the desired results and if Discovery Labs successfully Registers AEROSURF in the U.S. for the treatment of RDS in premature infants, provide for the U.S. commercial launch of AEROSURF (based on the AEROSURF System or a Next-Generation System) following Registration in the U.S.; and perform or provide for all necessary marketing and sales activities to support the distribution of AEROSURF in the U.S. for the duration of the Agreement. Such activities may include, but shall not be limited to, adhering to Registration requirements in the U.S., conducting or providing for the manufacture of devices and drug product, and conducting or providing for marketing, selling, distribution and warranty of AEROSURF.

ii.	Discovery Labs shall compensate Battelle according to the terms of Section 3.

D.	Scope Change Orders.

i.

Following agreement on a final Project Plan at the completion of Stage 1 Work, the Parties may enter into a Scope Change Order for the purpose of (a) incorporating the final Project Plan in this Agreement, (b) adjusting the Project Plan Fixed Cost and the associated Discovery Labs Fixed Fee based on the results of Stage 1 Work, and (c) incorporating such other changes that the Parties agree are necessary and appropriate.

ii.

In addition, it may be necessary during the performance of the Project Plan, to enter into one or more additional Scope Change Orders to implement changes determined by Discovery Labs as being necessary or appropriate under the circumstances to meet its objectives.  In that event, the Parties will negotiate in good faith to agree upon an appropriate cost and implementation plan for such Scope Change and enter into a Scope Change Order.  To the extent that implementation of a Scope Change, as set forth in the related Scope Change Order, causes the date for completion of the Project Plan to be extended beyond the then current Milestone Date (as defined in Section 3.E(ii), below), then such Milestone Date shall be delayed for the period of such extension.  By way of example, if implementation of a Scope Change Order would cause the Project Plan to be extended by one month, then the Milestone Date would be similarly extended to June 30, 2016.

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E.	Establishing Project Managers.

i.

Each Party shall appoint an individual to serve as such Party’s Project Manager, who shall be responsible for the day to day management of the Project and communications with the other Party and the Steering Committee, as may be appropriate to advance the purposes of this Agreement.

ii.	Project Managers and their respective teams will be in frequent communications and contact as required to perform the Project Plan.

iii.

Project Managers shall keep up to date, and otherwise maintain, the Project Plan, including, if appropriate, forecasts for Project spending, and will provide periodic updates, in such form as is acceptable to the Steering Committee.

iv.	Each Project Manager will immediately notify the other of any event which is likely to substantially affect the Project or the timely completion of the Device Development Milestone.

v.

The Parties will appoint initial Project Managers within 72 hours of the Effective Date. Each Party shall appoint and replace its Project Manager as it deems appropriate during the term of this Agreement. When possible, a Party will allow for a minimum of a week’s transition if it elects to appoint a new Project Manager.

F.	Establishing the Steering Committee.

i.

Membership. The Steering Committee shall initially consist of a maximum of six members, with an even number of members from each Party, with all initial members to be appointed within fourteen calendar days after the Effective Date. A Discovery Labs member will serve as Chairman of the Steering Committee. The Chairman shall be responsible for scheduling special meetings, circulating the agenda and presiding as chair at each meeting. The size of the Steering Committee can be amended upon mutual agreement of the Parties. Each Party shall appoint and replace its representatives to the Steering Committee as it deems appropriate during the term of this Agreement.

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ii.

Meetings. During the period beginning with the Effective Date through the completion of Stage 3, the Steering Committee will meet in-person at a minimum of once each calendar quarter according to a schedule agreed by the Parties. After that period of time, in-person meetings shall be held as requested by a Party on no less than three (3) business days’ advance notice (unless such notice is waived by all members). A majority of members must be present or otherwise available for a meeting to be constituted. Each Party may appoint a replacement or delegate for any member who is unable to attend a meeting of the Steering Committee. The location for each in-person meeting will alternate between Columbus, Ohio and Warrington, Pennsylvania. Each Party will bear its own expenses to prepare for and attend in-person Steering Committee meetings and these shall not be considered Project-related expenses for any purpose. The Steering Committee may conduct meetings (other than in-person meetings) by telephone or video conference and may act without a meeting by written consent signed by both Parties. Both Parties may contribute to the agenda for any upcoming Steering Committee meeting and meeting minutes must be taken during every meeting, however held. All such minutes and other records of the Steering Committee shall be available at all times to either Party. Employees of each Party who are not on the Steering Committee or delegates of a Party may attend meetings of the Steering Committee, as required to further the Project.  Neither Party shall be entitled to instruct its representatives to refuse to attend or to convene any properly noticed and scheduled meeting as a means of avoiding the establishment of a quorum, and a deemed quorum shall exist if a Party shall fail for any reason to have its representatives in attendance (in person or by telephone or video conference) more than twice at any properly noticed and scheduled (or adjourned) meeting. The Steering Committee will establish such standing rules as it deems appropriate to conduct its work, to the extent that such rules are not inconsistent with this Agreement.

iii.	At each quarterly meeting, and otherwise as needed, the Steering Committee will:
a.	Require members to indicate whether their respective Parties are pursuing the Project Plan in compliance with this Agreement;
b.	Hear updates on the Project Plan from the Project Managers;
c.	Evaluate the progress made since the date of the prior meeting and approve the results of the Project to date, in writing;
d.

Discuss and decide any issues brought to its attention by the Project Managers including without limitation those brought under Section 3 and Section 9.E or which a member of the Steering Committee wishes to raise; and

e.	Discuss and decide how to proceed with the Project if the Steering Committee does not approve the results to date.

G.	Decision Making Generally.

i.	For the duration of the Project, the Project Managers may resolve issues that arise in day-to-day operations under the Project Plan unless otherwise stated in this Section.

ii.	The Steering Committee shall be responsible for resolving outstanding issues regarding the following:
a.	Any day-to-day issue or other matter that Project Managers cannot decide;
b.	Any and all changes in Project Plan dates and the Product Requirements Document and any updates or amendments thereto; and
c.	All other matters of any kind brought to its attention by a Party.

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iii.

The Steering Committee will use Commercially Reasonable Efforts to reach consensus on all matters before it.  The Steering Committee will duly consider the input of the Project Managers in reaching its decisions. If the Steering Committee is unable to reach consensus on any matter within a reasonable time under the circumstances, either Party may escalate the matter in accordance with the terms of Section 6(A)(viii) (Dispute Resolution).

iv.

Notwithstanding the foregoing, Discovery Labs shall have final decision-making authority and the final say on all matters relating to the design, Registration, manufacture, packaging, marketing, distribution and sale of the AEROSURF System, and any final decision made by Discovery Labs on such matters shall not be subject to any further review under the dispute resolution provisions of Section 6.A(ix) of this Agreement or in any court or other forum either at law or in equity.

3.	COMPENSATION TO BATTELLE.

A.	Stage 1 Work.

With respect solely to Stage 1 Work, Discovery Labs will pay Battelle fifty percent (50%) of Battelle’s costs and expenses incurred, including Cost Overruns and Scope Changes, according to [***] invoices prepared by Battelle for all Stage 1 Work performed by Battelle under the Project Plan.  Based on an estimated cost for Stage 1 Work of approximately [***], Discovery Labs expects that its share of Stage 1 Work will be approximately [***].  Battelle Invoices will indicate all costs incurred by Battelle for Stage 1 Work performed, and Battelle will provide further detail [***], through [***] detailed project plan reports.  Discovery Labs shall pay all Battelle invoices in accordance with Section 3.C.

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B.	Stages 2 – 3 Work.

i.

Discovery Labs Fixed Fee.  The estimated Project Plan Fixed Cost as of the Effective Date is [***].  The estimated Discovery Labs Fixed Fee as of the Effective date is 50% of the Project Plan Fixed Cost, or [***].  The Project Plan Fixed Cost may be revised once by mutual agreement of the Parties following completion of the Stage 1 Work, to take into account any increase or decrease in anticipated costs of the Project Plan based on the results of the Stage 1 Work.  If the Project Plan Fixed Cost is revised, the Discovery Labs Fixed Fee will be similarly revised to equal 50% of the revised Project Plan Fixed Cost.  [***]. Battelle shall be solely responsible for any and all Cost Overruns related to its performance of its obligations under the Project Plan.

ii.

Scope Changes.  Discovery Labs shall be responsible for any increase in the Project Plan costs that result from Scope Changes detailed in Scope Change Orders approved under Section 2.D(ii).  The Parties shall agree to [***].  In addition, [***], the Parties shall agree to [***].  Battelle shall be responsible for any Cost Overruns associated with any Scope Changes affecting Stages 2 and 3.

iii.

Stages 2 – 3 Work Invoices.  Discovery Labs Fixed Fee shall be payable in [***] over the period of performance set forth in the final Project Plan established following the Stage 1 Work.  Battelle shall prepare [***] invoices, each of which shall reflect the Discovery Labs Fixed Fee [***] amount due, [***].  The [***] detailed project plan report shall also include such other information as may be agreed by the Parties.

iv.

Detailed Project Plan Report.  In addition, invoices shall be accompanied by a detailed report of actual work performed by Battelle in performing its obligations under the Project Plan, and, for Stage 1 Work, shall include [***].

v.

Taxes.  For all payments hereunder, [***] shall pay any [***], or similar taxes arising out of or in connection with the performance of this Agreement (other than those [***]), imposed by any authority, government or governmental agency, unless a valid exemption certificate, if applicable, is received.  [***] shall be responsible for taxes based on [***].

C.	Payment of Invoices; Financial Covenant.

i.

Under no circumstances shall the amount payable by Discovery Labs for Battelle’s performance under the Project Plan exceed the sum of the Discovery Labs Fixed Fee plus, [***] Scope Change Orders approved under Section 2.D(ii).

ii.	[***] invoiced amounts shall be payable on a date no later than [***].

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iii.

All payments made to Battelle under this Agreement shall be in U.S. dollars and shall be made without reduction for, or withholding of, any tax assessment, fee, levy, or similar charge in lieu of tax of any nature, by bank wire transfer in immediately available funds to an account designated by Battelle.

iv.

Discovery Labs shall maintain at all times aggregate available cash and cash equivalents (as reflected in its financial statements) sufficient to satisfy the amounts that would be due Battelle if invoices were [***]. If as of the last business day of a calendar quarter, any Battelle invoices to Discovery Labs are outstanding [***].

D.	Royalties.

i.

As consideration for Battelle’s achievement of the Device Development Milestone, Discovery Labs will pay royalties to Battelle in an amount equal to [***] of Net Sales and Net License Revenues in the Territory.  Royalty payments based on Net Sales or Net License Revenues in the U.S. shall be made [***].  Royalty payments based on Net Sales or Net License Revenues outside the U.S. shall be made [***].

ii.

The payment of royalties by Discovery Labs to Battelle shall be subject to a Royalty Cap of Twenty Five Million dollars ($25,000,000). Upon payment of aggregate royalties equal to the Royalty Cap, Discovery Labs obligations to pay royalties under this Section 3.D shall terminate.

E.	Warrants.

i.

As consideration for Battelle’s investment in the Project under this Agreement, on the Effective Date, Discovery Labs shall execute and deliver to Battelle a warrant, in the form of Exhibit A (the “Initial Warrant”), granting Battelle the right to purchase One Million (1.00M) shares of Discovery Labs common stock, par value $0.001 per share (“Common Stock”), at an exercise price per share equal to Five Dollars ($5.00), exercisable upon achievement of the Device Development Milestone, and expiring on the tenth anniversary date of the Effective Date.

ii.

As consideration for the achievement of the Device Development Milestone on or before May 31, 2016 (“Milestone Date”), or such later date as may be determined under Section 2.D(ii), on the Effective Date, Discovery Labs will execute and deliver to Battelle a second Warrant, in the form of Exhibit B, granting Battelle the right to purchase 500,000 shares of Common Stock, at an exercise price per share equal to Five Dollars ($5.00), exercisable upon achievement of the Device Development Milestone, provided such event occurs no later than the Milestone Date, and expiring on the tenth anniversary date of the Effective Date.

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4.	SALES REPORTS, RECORD KEEPING AND AUDITS.

A.

Battelle Records.  Battelle shall keep complete, true and accurate books of account and records for the purpose of determining Stage 1 Work [***] invoices to be delivered by Battelle to Discovery Labs under this Agreement.  Such books and records relating to all costs billed to Discovery Labs shall be kept at the principal place of business of Battelle or at such reasonably accessible location acceptable to Discovery Labs, as the case may be, [***] following the end of the [***] period to which they pertain.  Such records, excluding Battelle’s proprietary indirect rates and their associated calculations, will be open for inspection during such [***] period by a public accounting firm to whom Battelle has no reasonable objection. Such inspections may be made no more than [***], at reasonable times, on reasonable notice and at Discovery Labs’ expense which shall include Battelle’s direct costs, including labor costs, in providing for such an audit. Any under- or over-payment that is discovered shall be promptly reconciled.

B.

Discovery Labs Reports.  Beginning [***] with respect to which the first royalty payment to Battelle is made, Discovery Labs shall provide written reports [***] with respect to Net Sales and Net License Revenues in the U.S., and [***] with respect to Net Sales and Net License Revenues from outside the U.S., and shall state in each such report, separately for Discovery Labs, Affiliates and each sublicensee, the number, description, and aggregate Net Sales and Net License Revenues, by region, sold during [***].

C.

Discovery Labs Records.  Discovery Labs and its agents shall keep complete, true and accurate books of account and records for the purpose of determining the payments to be made to Battelle under this Agreement. Such books and records shall be kept at Discovery Labs’ principal place of business for [***] following the end of [***] to which they pertain. Such records will be open for inspection during such [***] period by a public accounting firm to whom Discovery Labs has no reasonable objection, solely for the purpose of verifying payment obligations hereunder. Such inspections may be made no more than [***], at reasonable times, on reasonable notice and at Battelle’s expense. Any under- or over-payment that is discovered shall be promptly reconciled.

5.	TERM AND TERMINATION.

A.

Term.  This Agreement shall have a term (“Term”) that shall begin as of the Effective Date and expire upon the fulfillment of all payment obligations of Discovery Labs to Battelle under this Agreement, unless sooner terminated as provided in this Section 5.

B.	Bankruptcy.

With respect to bankruptcy or insolvency, if a Party shall:

i.	admit in writing its inability to pay its debts generally as they become due;
ii.	file a petition in bankruptcy or a petition to take advantage of any insolvency act which are not be dismissed within [***] after the filing thereof;
iii.	make an assignment for the benefit of creditors;

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iv.	consent to the appointment of a receiver of the whole or any substantial part of its property;
v.	on a petition in bankruptcy filed against it, be adjudicated a bankrupt, which is not dismissed within [***] after the filing thereof;
vi.	file a petition or answer seeking reorganization or similar arrangement under applicable law;
vii.

if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Party, a receiver of the whole or any substantial part of the Party's property, and such order, judgment or decree shall not be vacated or set aside or stayed within [***] from the date of entry thereof; or

viii.

if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of a Party's property and such custody or control shall not be terminated or stayed within [***] from the date of assumption of such custody or control, then, for any of the foregoing scenarios, the other Party shall have the right to terminate this Agreement upon [***] written notice to the Party subject to such circumstances.

C.	‘Failure of Purpose’ Termination Rights.

Either Party may terminate this Agreement on thirty (30) calendar days’ written notice to the other Party upon the occurrence of one or more of the following events (each, a “Failure of Purpose”):

i.	After a good faith negotiation, the Parties fail to agree on a final Project Plan within [***] of the Stage 1 Work;
ii.

Discovery Labs determines in good faith that (a) the AEROSURF clinical program (including with respect thereto, related preclinical studies) has failed or will fail to demonstrate the results needed to proceed with the AEROSURF development program based on the AEROSURF System, or (b) Discovery Labs is unable to achieve Registration of AEROSURF in the U.S.;

iii.	After consultation, the Parties determine in good faith that, for reasons other than a material breach by a Party, the Project Plan cannot be completed for the reason of technical infeasibility;
iv.

After consultation with Battelle, Discovery Labs determines in good faith that, for reasons other than a material breach by a Party, the Parties will be unable to complete the Project Plan within [***] after the then-current Milestone Date; or

v.	Extended Force Majeure exceeding six months.

Other than as specifically set forth in this Agreement, including Discovery Labs’ obligation to pay Battelle invoices, [***]; provided that, if Discovery Labs terminates this Agreement pursuant to Clause (ii) of this Section 5.C after Battelle has successfully completed Stage 3, and if Discovery Labs or an Affiliate subsequently Registers AEROSURF based on the AEROSURF System developed by Battelle in the Territory [***], then Discovery Labs or an Affiliate [***] provided in Section 3.D(ii).

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D.	Termination for Breach.

If either Party believes the other is in material breach of its obligations under this Agreement, including failure to pay an undisputed amount due under this Agreement, it may give notice of such breach or payment failure to the other Party, which Party shall have thirty (30) calendar days after receipt of such notice in which to remedy such breach.  If such alleged breach is not remedied in the time period set forth above, the non-breaching Party may terminate this Agreement and receive the liquidated damages set forth below, as their respective sole and exclusive monetary remedy, which liquidated damages are agreed in light of the difficulty in forecasting damages as of the Effective Date.  Nothing in the foregoing shall preclude equitable remedies in addition to monetary remedies.

i.	In the event Discovery Labs terminates this Agreement because of an uncured material breach by Battelle:
a.	Discovery Labs’ obligation to pay royalties to Battelle shall cease;
b.	any outstanding warrants delivered to Battelle pursuant to this Agreement shall expire immediately and be of no further effect;
c.	At its expense, Battelle shall cooperate with Discovery Labs to complete the activities provided in Section 5.F; and
d.

Battelle shall pay to Discovery Labs within [***] (after receipt of an invoice from Discovery Labs) [***] of the amount paid by Discovery Labs to Battelle under Section 3 of this Agreement up to the effective date of termination, plus reasonable costs to cover transition to a successor.

ii.	In the event Battelle terminates this Agreement because of an uncured material breach by Discovery Labs:
a.	Discovery Labs shall pay to Battelle all outstanding amounts then due from Discovery Labs under this Agreement, including unpaid invoiced amounts, and reasonable transition costs [***];
b.

Discovery Labs shall pay to Battelle within [***] (after receipt of an invoice from Battelle) [***] of the amount of the Project Plan Fixed Cost actually contributed by Battelle under the Project Plan up to the effective date of termination;

c.	if Discovery Labs or an Affiliate (i) completes the Project Plan without the assistance of Battelle, and (ii) [***]; and
d.

that percent of the Initial Warrant issued to Battelle on the Effective Date that equals the Discovery Labs Default Percent shall immediately become exercisable and remain outstanding for the period therein provided.

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E.	Section 365(n) of the Bankruptcy Code.

All grants, rights and licenses granted or created under or pursuant to this Agreement by Discovery Labs or Battelle are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the United States Bankruptcy Code, the Party hereto that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non- subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

F.	Post-Termination Activities.

In the event that either Party issues a notice of termination of this Agreement, the Parties will exercise Commercially Reasonable Efforts during the [***] period following issuance by a Party of such notice of termination to reach agreement regarding an appropriate wind-down plan, taking into account ethical responsibilities to patients in clinical trials (if any), control of any trailing project costs, and the stewardship of intellectual property and other assets created by the Parties hereunder.  Battelle shall promptly transfer or return to Discovery Labs all data, reports, materials, Discovery Labs Inventions, designs, models, working embodiments, prototypes etc. of the device, and must take continuing action to disclose and transfer the know-how and technical information relating to the Project to Discovery Labs and to cooperate and take measures to assign to Discovery Labs and execute such documents as Discovery Labs may reasonably request to perfect Discovery Labs’ title as sole owner of all Discovery Labs’ Inventions.  Except as provided in Section 5.D(i), Discovery Labs shall pay Battelle’s reasonable expenses in complying with this Section 5.F.  Battelle shall issue to Discovery Labs detailed invoices in a manner consistent with those prepared for Stage 1 Work described in Section 3.A.

6.	TERMS AND CONDITIONS INCORPORATED BY REFERENCE.

A.

The following provisions of the Services Agreement are incorporated herein by reference, provided that references in the Services Agreement to “Agreement”, “Project”, “Services” and other defined terms shall be construed to refer to such terms as defined in this Agreement or, if not so defined, in a manner to be consistent with the terms and conditions of this Agreement:

i.	Section 3	Intellectual Property
ii.	Section 4	No Endorsement: Public Announcement
iii.	Section 5	Confidentiality (excluding Section 5.3)
iv.	Section 7	Warranties; Limitation of Liability (excluding Section 7.2)
v.	Section 8	Indemnities
vi.	Section 13	U.S. Export Control
vii.	Section 14	Client Furnished Materials
viii.	Section 16	Dispute Resolution

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B.	[***].

C.

Discovery Labs assumes responsibility for its use, misuse, or inability to use the Project results, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Battelle.  Except as necessary to satisfy Third Party Claims (as defined in Section 8.1 of the Services Agreement) indemnified hereunder, [***], Battelle's total liability to Discovery Labs arising out of or related to this Agreement [***].  Except for a breach of Section 6.B or its confidentiality obligations hereunder and as set forth in the CDA, neither Party shall be liable to the other Party for any indirect, incidental, consequential, special, punitive or exemplary damages in connection with this Agreement or the Project, however caused, under any theory of liability.  [***].

7.	INSURANCE

Discovery Labs shall purchase and maintain, at its own expense, insurance in amounts reasonable and customary for the industry in which they operate.  Discovery Labs shall maintain all insurance which is required by any law, statute, ordinance or regulation of any jurisdiction having authority in whole or in part over their operations.  Nevertheless, the following minimum insurance coverage shall be maintained:

a.

Clinical Trials Insurance: If any AEROSURF System or Next Generation System developed under this Agreement is used by Discovery Labs in clinical trial(s), prior to the first activity involving human subjects, Discovery Labs shall maintain no less than [***] of clinical trials liability insurance related to the AEROSURF System or Next Generation System in all territories (on a country-by-country basis) in which the Device is used in clinical trials involving human subjects.

b.

Product Liability Insurance: Prior to the commercial sale of any AEROSURF System or Next Generation System, Discovery Labs shall maintain no less than [***] of product liability insurance related to the AEROSURF System or Next Generation System in all territories (on a country-by-country basis) in which the Device is commercially available. Such insurance shall cover any Discovery Labs products that may be developed in whole or in part based on Battelle's work under this Agreement and shall name Battelle Memorial Institute as an additional insured.

Discovery Labs shall maintain coverage with insurance companies that [***].  Should any of the insurance policies agreed to herein provide coverage on a claims-made basis, such insurance shall be kept in force for a period of [***].  Discovery Labs shall provide a certificate of insurance to Battelle evidencing such coverage prior to the first administration to a human subject of such product and prior to the sale of such product.  Such certificate shall provide that, if a policy is cancelled, notice will be delivered as provided in the policy provisions.  Discovery Labs shall use commercially reasonable efforts to provide at least thirty (30) days prior notice to Battelle of any cancellation, non-renewal, or relevant reduction in coverage.

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8.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

Battelle and Discovery Labs each hereby represent and warrant to each other, as of the Effective Date, as set forth below:

i.

It is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

ii.	It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

iii.

Its legal team (i) is not aware of any pending or threatened litigation involving the AEROSURF System and (ii) has not received any communications alleging that it has violated or would violate any rights (including intellectual property rights) of any third party; in each case, which if decided adversely, would reasonably be expected to have a material adverse effect upon such Party, its condition, financial or otherwise, or its business affairs or business prospects, or its ability to perform its obligations under this Agreement.

iv.

To its knowledge, there is no material unauthorized use, infringement or misappropriation of any of its patents, copyrights, trademarks, trade secret rights or know-how necessary or useful to make, use or sell the AEROSURF System.

v.

All of its employees, officers, contractors and consultants performing research and development services related to this Agreement have executed agreements requiring assignment to the Party of all inventions made during the course of and as a result of their association with such Party and obligating the individual to maintain as confidential the Confidential Information of such Party.

vi.	It has the power, authority and legal right, and is free to enter into this Agreement and, in so doing, will not violate any other agreement to which it is a party as of the Effective Date.

vii.

Battelle represents and warrants that, after due inquiry, it has not and will not knowingly employ, contract with or retain any person directly or indirectly to perform services under this Agreement, if such person is debarred by the FDA under 21 USC 335a(k) of the FDA Act or a regulator in the EU under similar laws. Upon written request from Discovery Labs, Battelle shall within five (5) business days confirm in writing that it has complied with the foregoing obligation.

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viii.

The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not and will not, whether with the giving of notice or passage of time or both, conflict with or violate any requirement of any obligation, agreement, covenant or condition contained in any contract, indenture, credit agreement, or other agreement or instrument to which it is a party (“Agreements/Instruments”), (b) nor will such actions result in any violation of any provision of the articles of incorporation, bylaws, limited partnership agreement or any similar instrument of such Party, as applicable, (c) nor will such actions result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Affiliate or any of their assets, properties or operations; do not conflict with, violate, or breach or constitute a default or require any consent under, any applicable law or any Agreements/Instruments or court or administrative order by which such Party is bound; except, with respect to each of the foregoing clauses viii(a)-(c), for those or under those circumstances that would not reasonably be expected to have a material adverse effect upon such Party, its condition, financial or otherwise, or its business affairs or business prospects, or its ability to perform its obligations under this Agreement.

ix.

Battelle acknowledges that the success of the Project Plan, and the efforts by Discovery Labs to secure Registration, and execute a commercial launch for, AEROSURF in the U.S. are subject to a variety of risks and uncertainties that could cause results to differ materially from those set forth in the Project Plan or otherwise anticipated by the Parties.  Examples of such risks and uncertainties are set forth in Discovery Labs’ Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on March 15, 2014 and in Discovery Labs’ periodic and other reports filed with the SEC from time to time.

x.

Discovery Labs acknowledges that its business strategy includes seeking to enter into a significant strategic alliance that potentially could provide development, regulatory and commercial market expertise as well as financial resources for the AEROSURF development program, and, if AEROSURF is approved, support the commercial introduction of AEROSURF and/or AEROSURF System(s) in the EU and other selected markets outside the U.S.  However, there can be no assurance that Discovery Labs will succeed, if at all, during the performance of this Agreement.

With respect to the foregoing, the term “knowledge” shall be deemed to refer to the personal knowledge of the respective Parties management and the legal team

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9.	MISCELLANEOUS.

A.

Assignment. Except as otherwise provided for herein, neither Party may assign this Agreement without the written consent of the other Party, which consent may be granted or withheld in the other Party's sole discretion. Notwithstanding the foregoing, [***]. In any event, this Agreement shall be binding upon and inure to the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 8(A) shall be void.

B.

Compliance with Law. The Parties shall comply with appropriate legal, ethical and professional standards of behavior and conduct, and will exercise diligence in complying with all laws applicable to their relationship and to each Party’s performance as described herein, including, but not limited to, the following U.S. laws: Foreign Corrupt Practices Act, the Export Administration Act, the Export Administration Regulations including the Anti-boycott Regulations and Guidelines, and any other applicable export regulations.

C.

Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be effective on receipt, when sent via Internet email, hand-delivered, transmitted by facsimile, or sent by registered airmail or overnight courier and addressed to the Parties as noted below (or to such other address as may be provided in writing by a Party to the other Party in accordance with this Section).

For Battelle: Battelle Memorial Institute

Attn: General Counsel 505 King Avenue

Columbus, Ohio 43201

For Discovery Labs: Discovery Laboratories, Inc.

Attn: General Counsel

2600 Kelly Road, Suite 100

Warrington, PA 18976

D.

Severability. If any part of this Agreement is found to be invalid or unenforceable by any court of competent jurisdiction, or if any government or other agency having jurisdiction over either Battelle or Discovery Labs deems any part thereof to be contrary to any antitrust or competition law, then such declaration shall not affect the remainder of the Agreement, which shall remain in full force and effect. To the extent possible, the Parties shall revise such invalidated part in a manner that will render it valid without impairing the Parties' original business purpose.

E.

Force Majeure. Except as otherwise provided herein, no Party shall be in breach of this Agreement, or liable to the other Party, for any loss, damages, delay or failure of performance to the extent such loss, damages, delay or failure is caused by circumstances beyond its reasonable control. Circumstances beyond the reasonable control of a Party include, but are not limited to, fire, strikes, riots, wars, terroristic acts, martial law, extreme natural disaster, or threat of terroristic acts, embargoes, shortages, delays in transportation, environmental contamination by nuclear fuel or nuclear waste, inability to obtain supplies of raw materials or requirements or regulations of any government or any other civil or military authority. In the event of a force majeure situation, the obligations of the Parties under this Agreement shall be suspended as long as the force majeure situation continues. Should the force majeure situation continue for more than four (4) weeks, then the Steering Committee will make appropriate determinations of the effect of the force majeure on the contractual relationship between the Parties.

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F.

Non-Waiver. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

G.

Disclaimer of Agency. Battelle's relationship with Discovery Labs is that of an independent Contractor and not as an agent, representative, or employee of Discovery Labs. This Agreement shall not constitute, create or give effect to, or otherwise imply a joint venture, corporation, partnership, or any other form of business entity of any kind. Each Party to this Agreement shall act as an independent contractor with respect to the other Party. Neither Party to this Agreement shall have any authority or control over the other Party or the other Party's employees, nor shall either Party have the power to bind the other Party, nor shall this Agreement be construed as creating any actual or implied authority or any type of agency relationship.

In addition, Discovery Labs specifically acknowledges that Battelle is a service provider and contract manufacturer and not a distributor or supplier and Discovery Labs retains all final decision making authority and all responsibility for the design, manufacture, packaging, marketing, distribution and sale of the AEROSURF System, including, without limitation, product labeling, warnings, and instructions to users.

H.

Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

I.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

J.

Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of and enforced within the jurisdiction of the State of Delaware without regard to the principles of conflict of laws.

K.

Entire Agreement; Amendment. This Agreement, the Exhibits attached hereto, and together with the Services Agreement, the CDA, and any Quality Agreement between the Parties, sets forth the terms of the agreement regarding AEROSURF System between the Parties hereto and, except for the CDA incorporated therein, the Quality Agreement and as otherwise set forth herein, supersedes and terminates all prior representations, term sheets, agreements and understandings between the Parties regarding the subject matter hereof. No alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

L.	Survival. The following provisions shall survive the termination or expiration of this Agreement: 3, 4, 5, 6(A)(i), 6(A)(iii)-(v), 6(A)(viii), 6(B), 6(C), 7, and 9(J).

[Signatures appear on the next page]

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In Witness Whereof, the Parties have duly executed this Collaboration Agreement as of the Effective Date.

DISCOVERY LABORATORIES, INC.	BATTELLE MEMORIAL INSTITUTE Corporate Operations

By:	By:

Name: John G. Cooper	Name:

Title: President and Chief Executive Officer	Title:

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EXHIBIT A: Initial Warrant

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EXHIBIT B: Second Warrant

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SCHEDULE 1: PROJECT PLAN

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Proposal No. [***]

Next-Generation Aerosurf®

Delivery System, Stage 1

Prepared by

Battelle

505 King Avenue

Columbus, Ohio 43201

Prepared for

Lawrence Weinstein

Vice President, Medical Device Development

Discovery Laboratories, Inc.

2600 Kelly Road, Suite 100

Warrington, PA 18976-3622

October 9, 2014